Exhibit 23.5 (Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP)

Johnson, Pope Bokor, Ruppel & Burns, LLP
attorneys and counsellors at law

E. D. ARMSTRONG III	JENNIFER A. FICARROTTA	MICHAEL G. LITTLE	SARA A. SCHIFINO
ALEKSAS A. BARAUSKAS	JOSEPH W. GAYNOR*	SARAH J. MANTHEY	SCOTT E. SCHILTZ*
BRUCE H. BOKOR	RYAN C. GRIFFIN	MICHAEL C. MARKHAM	KIMBERLY L. SHARPE
CHARLES A. BUFORD	MARION HALE	ZACHARY D. MESSA	WILLIAM B. SPOTTSWOOD
GUY M. BURNS	SCOTT C. ILGENFRITZ	F. WALLACE POPE, JR.	JOAN M. VECCHIOLI
KATHERINE E. COLE	FRANK R. JAKES	ROBERT V. POTTER, JR.	STEVEN H. WEINBERGER
JONATHAN S. COLEMAN	TIMOTHY A. JOHNSON, JR*	DARRYL R. RICHARDS	JOSEPH J. WEISSMAN
MICHAEL T. CRONIN	SHARON E. KRICK	PETER A. RIVELLINI	STEVEN A. WILLIAMSON
ELIZABETH J. DANIELS	ROGER A. LARSON	DENNIS G. RUPPEL	* OF COUNSEL
COLLEEN M. FLYNN	AGELINA E. LIM	CHARLES A. SAMARKOS

911 CHESTNUT ST. • CLEARWATER, FLORIDA 33756
POST OFFICE BOX 1365 • CLEARWATER, FLORIDA 33757-1365
TELEPHONE (727) 461-1818 • TELECOPIER: (727) 462-0365

FILE NO. 44877.107865

November 16, 2009
Waytronx, Inc.
20050 SW 112th Avenue
Tualatin, OR 97062

Dear Sirs:

You have requested an opinion with respect to certain matters in connection with the filing by Waytronx, Inc., a Colorado corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 1,500,000 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), underlying the 2008 Equity Incentive Plan.

In connection with this opinion, we have examined and relied upon the Company's Amended Articles of Incorporation and Bylaws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to me as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filing are a prerequisite to the effectiveness thereof.

For the purposes of this opinion, we have relied upon the representations of the Company that it is current in its filings and that the flings are true and accurate representations of the state of the Company when the documents were filed.

In rendering our opinion with respect to securities issued to consultants or advisors we assume that the requirements of General Instructions A(1)(a)(1) (ii), (ii) and (iii) are satisfied. In this regard, we have made inquiries to management as to the nature and extent of such services. Management has represented to us that all services were or will be provided by natural persons are bona fide and not provided in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. We have relied upon management’s representations in providing this opinion.

Clearwater	♦	Tampa

Johnson, Pope, Bokor, Ruppel & Burns, LLP
attorneys and counsellors at law

Waytronx, Inc.
November 16, 2009

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related plans and agreements, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the reference to our Firm in the Registration Statement under the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

Very truly yours,

JOHNSON, POPE, BOKOR,
RUPPEL & BURNS, LLP

By:	/s/ Michael T. Cronin
Michael T. Cronin